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THE GALAXY FUND

                           GALAXY ASSET ALLOCATION FUND
                           GALAXY EQUITY INCOME FUND
                         GALAXY GROWTH AND INCOME FUND
                          GALAXY STRATEGIC EQUITY FUND
                            GALAXY EQUITY VALUE FUND
                          GALAXY LARGE CAP VALUE FUND
                           GALAXY EQUITY GROWTH FUND
                          GALAXY LARGE CAP GROWTH FUND
                             GALAXY GROWTH FUND II
                          GALAXY SMALL CAP VALUE FUND
                        GALAXY SMALL COMPANY EQUITY FUND
                        GALAXY INTERNATIONAL EQUITY FUND
                              GALAXY PAN ASIA FUND

                          SUPPLEMENT DATED APRIL 1, 2002
                  TO THE ANNUAL REPORT DATED OCTOBER 31, 2001

THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE ANNUAL REPORT AND SHOULD BE READ IN CONJUNCTION WITH SUCH ANNUAL REPORT.

GALAXY LARGE CAP VALUE FUND

The last sentence in the second paragraph under "Galaxy Large Cap Value Fund" on page 14 is hereby deleted and replaced by the following:

    During this period, the average total return for large-cap core funds tracked by Lipper was -19.45% and the S&P-Registered Trademark- 500 Index had a total return of -24.89%.

ANNEQLIPP (04/01/02)